EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255639) and Form S-8 (Nos. 333-107240, 333-115135, 333-160838, 333-171027, 333-204704 and 333-238740) of TEGNA Inc. of our report dated February 29, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

Washington, District of Columbia
February 29, 2024